Exhibit 10.1

Execution Version

LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 25, 2017, is by and among INVENTURE FOODS, INC., a Delaware corporation (the “Parent Borrower”), the Subsidiaries of the Parent Borrower identified on the signature pages hereof (such Subsidiaries, together with the Parent Borrower, are referred to herein each individually as a “Borrower” and individually and collectively, jointly and severally, as “Borrowers”), the lenders from time to time party to the Credit Agreement defined below (the “Lenders”) and BSP AGENCY, LLC, a Delaware limited liability company, in its capacity as agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Credit Agreement dated as of November 18, 2015 (as amended by that certain First Amendment to Credit Agreement dated as of March 9, 2016, as amended by that certain Second Amendment to Credit Agreement dated as of September 27, 2016, as amended by that certain Limited Waiver and Third Amendment to Credit Agreement dated as of May 10, 2017, as amended by that certain Limited Waiver and Fourth Amendment to Credit Agreement dated as of July 21, 2017, as amended by that certain Limited Waiver and Fifth Amendment to Credit Agreement dated as of August 31, 2017, as amended by that certain Limited Waiver and Sixth Amendment to Credit Agreement dated as of September 29, 2017 and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, certain Events of Default have occurred, are continuing or will result under the Credit Agreement as a result of: (a) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial statement covenant contained in Section 5.1 of the Credit Agreement because of a “going concern” qualification to the certification by the Parent Borrower’s auditor of the audited financial statements of the Parent Borrower and its Subsidiaries for the fiscal year ended December 31, 2016, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “2016 Audit Covenant Event of Default”), (b) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended April 30, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “April EBITDA Event of Default”), (c) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended June 30, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “June EBITDA Event of Default”), (d) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended July 31, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “July EBITDA Event of Default”), (e) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended August 31, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “August EBITDA Event of Default”), (f) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended September 30, 2017 (the “September EBITDA Event of Default” and collectively with the 2016 Audit Covenant Event of Default, the April EBITDA Event of Default, the June EBITDA Event of Default, the July EBITDA Event of Default and the August EBITDA Event of Default, the “Current Events of Default”) and (f) the Parent Borrower’s and the other Loan Parties’ expected failure to comply with the financial covenants contained in Section 7 of the Credit Agreement from the date hereof through the Waiver Deadline (as defined below), which would constitute an Event of Default under Section 8.2(a) of the Credit Agreement (the “Anticipated Event of Default” and collectively with the Current Events of Default, the “Specified Events of Default”);

WHEREAS, the Borrowers, the Lenders and the Agent are parties to (a) that certain Limited Waiver dated as of March 29, 2017 whereby the Agent and the Lenders agreed to waive the 2016 Audit Covenant Event of Default until May 15, 2017, (b) that certain Limited Waiver and Third Amendment to Credit Agreement dated as of May 10, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until July 17, 2017 and (ii) waive the April EBITDA Event of Default until July 17, 2017, (c) that certain Extension Agreement dated as of July 17, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until July 24, 2017, (ii) extend the April EBITDA Event of Default waiver until July 24, 2017, (iii) waive the June EBITDA Event of Default until July 24, 2017 and (iv) waive the July EBITDA Event of Default until July 24, 2017, (d) that certain Limited Waiver and Fourth Amendment to Credit Agreement dated as of July 21, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until August 31, 2017, (ii) extend the April EBITDA Event of Default waiver until August 31, 2017, (iii) extend the June EBITDA Event of Default waiver until August 31, 2017 and (iv) extend the July EBITDA Event of Default waiver until August 31, 2017, (e) that certain Limited Waiver and Fifth Amendment to Credit Agreement dated as of August 31, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until September 30, 2017, (ii) extend the April EBITDA Event of Default waiver until September 30, 2017, (iii) extend the June EBITDA Event of Default waiver until September 30, 2017, (iv) extend the July EBITDA Event of Default waiver until September 30, 2017 and (v) extend the August EBITDA Event of Default waiver until September 30, 2017 and (f) that certain Limited Waiver and Sixth Amendment to Credit Agreement dated as of September 29, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until October 31, 2017 (the “2016 Audit Covenant Waiver Deadline”), (ii) extend the April EBITDA Event of Default waiver until October 31, 2017 (the “April EBITDA Waiver Deadline”), (iii) extend the June EBITDA Event of Default waiver until October 31, 2017 (the “June EBITDA Waiver Deadline”), (iv) extend the July EBITDA Event of Default waiver until October 31, 2017 (the “July EBITDA Waiver Deadline”) and (v) extend the August EBITDA Event of Default waiver until October 31, 2017 (the “August EBITDA Waiver Deadline”);

WHEREAS, pursuant to Section 2.1(b) of the Credit Agreement, the Borrowers have notified the Agent and the Lenders that they are requesting an additional Loan (the “Seventh Amendment Term Loan”) in an aggregate principal amount of $5,000,000 on the terms set forth in this Amendment;

WHEREAS, the Parent Borrower has informed the Agent that the Parent Borrower intends to enter into that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Parent Borrower, Utz Quality Foods, LLC, a Delaware limited liability company (“Utz Parent”) and Heron Sub, Inc., a Delaware corporation (“Utz Merger Sub”) (the “Merger Agreement”) whereby the Utz Merger Sub will commence a tender offer to acquire for cash all of the outstanding shares of the common stock, par value $0.01 per share, of the Parent Borrower (the “Parent Borrower Common Stock”) at a price per share of Parent Borrower Common Stock of $4.00, without interest, followed by a merger of Utz Merger Sub into Parent Borrower in which those stockholders that did not tender their Parent Borrower Common Stock will be entitled to the same price per share, on the terms and subject to the conditions set forth in the Merger Agreement (the “Parent Borrower Sale”);

WHEREAS, (a) the Parent Borrower entering into the Merger Agreement and (b) the consummation of the Parent Borrower Sale, in each case, would be prohibited by Sections 6.4 and 8.11 of the Credit Agreement;

WHEREAS, the Borrowers have requested that the Agent and the Lenders (a) extend the 2016 Audit Covenant Waiver Deadline until January 15, 2018, (b) extend the April EBITDA Waiver Deadline until January 15, 2018, (c) extend the June EBITDA Waiver Deadline until January 15, 2018, (d) extend the July EBITDA Waiver Deadline until January 15, 2018, (e) extend the August EBITDA Waiver Deadline until January 15, 2018, (f) waive the September EBITDA Event of Default until January 15, 2018, (g) waive the Anticipated Event of Default until January 15, 2018, (h) amend the Credit Agreement to effect such amendments as may be necessary or appropriate to effect the Seventh Amendment Term Loan, (i) consent to (i) the Borrowers entering into the Merger Agreement and (ii) the consummation of the Parent Borrower Sale and payment in full in cash of the Obligations (except for any indemnification or reimbursement obligations for which a demand has not been properly made) and (j) amend certain other provisions of the Credit Agreement; and

WHEREAS, the Agent and the Lenders are willing to (a) provide the extension of the 2016 Audit Covenant Waiver Deadline, (b) provide the extension of the April EBITDA Waiver Deadline, (c) provide the extension of the June EBITDA Waiver Deadline, (d) provide the extension of the July EBITDA Waiver Deadline, (e) provide the extension of the August EBITDA Waiver Deadline, (f) provide the waiver of the September EBITDA Event of Default, (g) provide the waiver of the Anticipated Event of Default, (h) provide such Seventh Amendment Term Loan, (i) provide such consent to (i) the Borrowers entering into the Merger Agreement and (ii) the consummation of the Parent Borrower Sale and (j) make such amendments to the Credit Agreement, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED WAIVER

1.1                               Waiver of Specified Events of Default.  Notwithstanding the provisions of the Credit Agreement to the contrary, the Agent and the Lenders hereby agree to extend the 2016 Audit Covenant Waiver Deadline, extend the April EBITDA Waiver Deadline, extend the June EBITDA Waiver Deadline, extend the July EBITDA Waiver Deadline, extend the August EBITDA Waiver Deadline, waive the September EBITDA Event of Default and waive the Anticipated Event of Default until the date (the “Waiver Deadline”) that is the earliest of (a) the occurrence and continuation of an Event of Default other than any Specified Event of Default, (b) January 15, 2018 and (c) the termination of the Merger Agreement in accordance with its terms.  On the date constituting the Waiver Deadline, the Specified Events of Default will be reinstated as if the waiver set forth above had never been provided and failure of the Parent Borrower to be in compliance therewith shall constitute an immediate Event of Default.

1.2                               Effectiveness of Limited Waiver.  This limited waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived in this Amendment nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Borrowers, (b) affect the right of the Lenders to demand compliance by the Borrowers with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Amendment, (c) except as set forth in this Amendment, be deemed a waiver of any transaction or future action on the part of the Borrowers requiring the Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than a Specified Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II

CONSENT

2.1                               Consent to Merger Agreement and Parent Borrower Sale.  Notwithstanding the provisions of the Credit Agreement to the contrary, the Lenders hereby consent to (a) the Parent Borrower entering into the Merger Agreement and (b) the consummation of the Parent Borrower Sale in accordance with the terms of the Merger Agreement; provided that (i) the net proceeds from the consummation of the Parent Borrower Sale (the “Net Proceeds”) are applied in accordance with Section 1.4 of the Credit Agreement to prepay the Loan, including all applicable premiums and fees set forth in the Credit Agreement, (ii) all Obligations are repaid in full in cash from such Net Proceeds and all Commitments are terminated in connection therewith and (iii) the consummation of the Parent Borrower Sale occurs no later than January 15, 2018.

2.2                               Effectiveness of Consent.  This consent shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived in this Agreement nor as a waiver of any breach, Default or Event of Default of which the Agent and the Lenders have not been informed by the Borrowers, (b) affect the right of the Agent and the Lenders to demand compliance by the Borrowers with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Amendment, (c) be deemed a consent to or waiver of any transaction or future action on the part of the Borrowers requiring the Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE III

AGENT DIRECTION

3.1                               Agent Direction.  The Lenders hereby (a) instruct the Agent to execute and deliver this Amendment and (b) authorize and direct the Agent, upon payment in full in cash of all Obligations under the Loan Documents (except for any indemnification and reimbursement obligation for which no demand has properly been made and the termination of all Commitments in connection therewith, to execute and/or file and deliver to the Parent Borrower all necessary releases of Liens and security interests with respect to the Collateral and any required notices in connection therewith).

ARTICLE IV

AMENDMENTS TO CREDIT AGREEMENT

4.1                               Amendments to Section 2.1(a).  Section 2.1(a) of the Credit Agreement is hereby amended by (a) replacing current subsection (iii) in its entirety with the following and (b) adding the following subsection (iv):

(iii)                               Subject to the terms and conditions of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make a term loan to Borrowers on the Seventh Amendment Effective Date (the “Seventh Amendment Term Loan” and collectively with the Closing Date Term Loan and the Fourth Amendment Term Loan, the “Loans”) in an amount equal to such Lender’s Seventh

Amendment Term Loan Commitment, which Seventh Amendment Term Loan shall be disbursed to the Borrowers pursuant to written instructions of the Parent Borrower to Agent. From and after the Seventh Amendment Effective Date, the principal amount of the Seventh Amendment Term Loan shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
December 30, 2017	$12,500
March 31, 2018	$12,500
June 30, 2018	$12,500
September 29, 2018	$12,500
December 29, 2018	$12,500
March 30, 2019	$12,500
June 29, 2019	$12,500
September 28, 2019	$12,500
December 28, 2019	$12,500
March 28, 2020	$12,500
June 27, 2020	$12,500
September 26, 2020	$12,500
December 29, 2020	$12,500
Maturity Date	The remaining outstanding principal amount of the Seventh Amendment Term Loan

(iv)                              Amounts borrowed pursuant to this Section 2.1 and paid or prepaid may not be reborrowed.  The outstanding principal amount of the Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.  The Borrowers, the Lenders and the Agent acknowledge and agree that immediately after giving effect to the funding of the Seventh Amendment Term Loan, the outstanding principal amount of the Loans as of the Seventh Amendment Effective Date shall be $66,170,175.25.

4.2                               Amendment to Section 2.4(f).  Section 2.4(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)                                   Application of Payments. Each payment pursuant to Section 2.1(a)(i), Section 2.1(a)(ii) and Section 2.1(a)(iii) and each prepayment pursuant to Section 2.4(e)(i) through Section 2.4(e)(v) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied to the outstanding principal amount of the Loans until paid in full and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).

4.3                               Amendment to Section 2.10(b).  Section 2.10(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 (i) To the extent the Borrowers make any payment or prepayment of principal with respect to the Loans (other than the Seventh Amendment Term Loan) after the Fifth Amendment Effective Date or on any date set forth in the last paragraph of Section 9.1 (including any prepayment pursuant to Section 2.4(d) or (e)), other than regularly scheduled principal payments pursuant to Section 2.1(a) (excluding any such principal payment on the Maturity

Date), the Borrowers shall pay to the Agent for the ratable account of each of the Lenders, a non-refundable fee in the amount of 12.00% of the aggregate principal amount of all such Loans paid or prepaid (the “Fifth Amendment Fee”) and (ii) to the extent the Borrowers make any payment or prepayment of principal with respect to the Seventh Amendment Term Loan after the Seventh Amendment Effective Date or on any date set forth in the last paragraph of Section 9.1 (including any prepayment pursuant to Section 2.4(d) or (e)), other than regularly scheduled principal payments pursuant to Section 2.1(a) (excluding any such principal payment on the Maturity Date), the Borrowers shall pay to the Agent for the ratable account of each of the Lenders, a non-refundable fee in the amount of 1.00% of the aggregate principal amount of all such Seventh Amendment Term Loans paid or prepaid (the “Seventh Amendment Fee”).  Such Fifth Amendment Fee and Seventh Amendment Fee shall be earned on the Fifth Amendment Effective Date and the Seventh Amendment Effective Date, respectively, and shall be due and payable on the date of payment or prepayment (whether or not a Default or an Event of Default exists and prior to and after acceleration of the Loans) and on any date set forth in the last paragraph of Section 9.1.

4.4                               Amendment to Section 6.11.  The second sentence of Section 6.11 is hereby amended and restated in its entirety to read as follows:

Each Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of the Seventh Amendment Term Loan for any purpose other than (x) payments of interest hereunder and (y) payment of trade payables in the ordinary course of business.

4.5                               Amendment to Section 7.3.  Section 7.3 is hereby amended and restated in its entirety to read as follows:

7.3                               Consolidated EBITDA.  Borrowers will have EBITDA, (i) measured on January 16, 2018 for the fiscal month ending December 31, 2017 and (ii) measured on January 31, 2018 and at the end of each fiscal month thereafter, in each case for the twelve (12) months then ended, of at least $18,000,000.

4.6                               Amendment to Section 7.  Section 7 is hereby amended by adding the following new Section 7.4 to the end of such Section:

7.4                               Minimum Cash Balance.  Commencing on the Seventh Amendment Effective Date, Borrowers shall maintain a minimum aggregate cash balance at all times of not less than $1,500,000 in Deposit Accounts that are subject to a Control Agreement in favor of Agent and shall deliver to Agent on a bi-monthly basis a forecast of cash flow and expenditures setting forth in detailed form bi-monthly beginning and ending cash balances, weekly cash receipts and payments, sales, accounts receivable, accounts payable and disbursements, in form and substance reasonably satisfactory to Agent.

4.7                               Amendment to Section 9.1.  The final paragraph of Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Without limiting the generality of Section 2.10(b), and notwithstanding anything to the contrary in this Agreement or any Loan Document, it is understood and agreed that if the Obligations are accelerated hereunder pursuant to this Section 9.1, the Fifth Amendment Fee and Seventh Amendment Fee will be determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Loans were prepaid and the applicable Commitments were terminated as of such date and shall constitute part of the

Obligations for all purposes herein.  The Fifth Amendment Fee and Seventh Amendment Fee shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FIFTH AMENDMENT FEE OR SEVENTH AMENDMENT FEE IN CONNECTION WITH ANY SUCH ACCELERATION, SATISFACTION OR RELEASE.  The Loan Parties expressly agree that (i) the Fifth Amendment Fee and Seventh Amendment Fee are reasonable and are the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Fifth Amendment Fee and Seventh Amendment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Fifth Amendment Fee and Seventh Amendment Fee, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 9.1, (v) the Loan Parties’ agreement to pay the Fifth Amendment Fee and Seventh Amendment Fee is a material inducement to the Lenders to make the Loans and to provide the waivers set forth in the Fifth Amendment and Seventh Amendment, and (vi) (A) the Fifth Amendment Fee and Seventh Amendment Fee represent good faith, reasonable estimates and calculations of the lost profits and damages of the Lenders, (B) it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such payment or prepayment and (C) the Fifth Amendment Fee and Seventh Amendment Fee represent liquidated damages and compensation for the costs of providing the waivers set forth in the Fifth Amendment and Seventh Amendment and making Loans and providing waivers pursuant to that certain Limited Waiver and Third Amendment to Credit Agreement dated as of May 10, 2017, that certain Limited Waiver and Fourth Amendment to Credit Agreement dated as of July 21, 2017, that certain Limited Waiver and Fifth Amendment to Credit Agreement dated as of August 31, 2017, that certain Limited Waiver and Sixth Amendment to Credit Agreement dated as of September 29, 2017, that certain Limited Waiver, Consent and Seventh Amendment to Credit Agreement dated as of October 25, 2017 and other agreements entered into by the Loan Parties and the Required Lenders.

4.8                               Amendment to Section 14.1(a)(iii).  Section 14.1(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii)                               reduce the principal of, or the rate of interest on, any Loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders) but including the Fifth Amendment Fee and Seventh Amendment Fee)),

4.9                               New Definitions.  The following definitions are hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical order:

“Seventh Amendment” shall mean that certain Limited Waiver, Consent and Seventh Amendment to Credit Agreement, dated as of October 25, 2017, by and among the Borrowers, the Lenders and the Agent.

“Seventh Amendment Effective Date” shall mean October 25, 2017.

“Seventh Amendment Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.

“Seventh Amendment Fee Letter” shall mean that certain fee letter dated as of the Seventh Amendment Effective Date, between the Borrower and Agent.

“Seventh Amendment Term Loan” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Seventh Amendment Term Loan Commitment” means, with respect to each Lender, its Seventh Amendment Term Loan Commitment, and, with respect to all Lenders, their Seventh Amendment Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.  The aggregate principal amount of Seventh Amendment Term Loan Commitments on the Seventh Amendment Effective Date is $5,000,000.

4.10                        Amendment to Definition of Commitment.  The definition of “Commitment” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Commitment” means, with respect to each Lender, its Closing Date Term Loan Commitment, Fourth Amendment Term Loan Commitment or Seventh Amendment Term Loan Commitment, as applicable.

4.11                        Amendment to Definition of Loan Documents.  The definition of “Loan Documents” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Loan Documents” means the Agreement, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Sixth Amendment Fee Letter, the Seventh Amendment Fee Letter, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Intercreditor Agreement, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

4.12                        Amendment to Schedule C-1.  Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule C-1 hereto.

4.13                        Amendment to Schedule 5.1.  Schedule 5.1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 5.1 hereto.

ARTICLE V

INTEREST PERIODS

5.1                               Interest Periods.  In connection with this Amendment, the Interest Periods applicable to the Closing Date Term Loan and the Fourth Amendment Term Loan shall be reset as necessary to cause the Interest Periods applicable to the Closing Date Term Loan and the Fourth Amendment Term Loan to be identical to the Interest Periods applicable to the Seventh Amendment Term Loans funded on the Seventh Amendment Effective Date.  The Borrowers shall be responsible for any costs arising under Section 2.12 of the Credit Agreement resulting from such action.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS

6.1                               Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)                                 Executed Amendment.  The Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Agent.

(b)                                 Seventh Amendment Fee Letter.  The Agent shall have received a copy of an executed fee letter between the Borrower and the Agent, in form and substance satisfactory to the Agent.

(c)                                  Merger Agreement.  The Agent shall have received a copy of the Merger Agreement duly executed by each of Parent Borrower, Utz Parent and Utz Merger Sub.

(d)                                 Default.  After giving effect to this Amendment and the Seventh Amendment Term Loan, no Default or Event of Default shall exist.

(e)                                  Representations and Warranties.  As of the Amendment Effective Date, the representations and warranties of the Loan Parties contained in the Credit Agreement and in the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof).

(f)                                   Officer’s Certificate.  Agent shall have received a certificate of the Chief Financial Officer of the Parent Borrower in form and substance satisfactory to it certifying as to the satisfaction by the Loan Parties of clauses (d) and (e) set forth in this Section 6.1.

(g)                                  Secretary’s Certificate.  Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing specific officers or members of such Loan Party to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party.

(h)                                 Organizational Documents.  Agent shall have received copies of each Loan Party’s Governing Documents, as amended modified or supplemented prior to the Amendment Effective Date, which Governing Documents shall be (i) certified by the Secretary of such Loan Party, and (ii) with respect to Governing Documents that are charter documents, certified as of a recent date by the appropriate governmental official.

(i)                                     Good Standing Certificates.  Agent shall have received a certificate of status with respect to each Loan Party, each dated within 10 Business Days of the Amendment Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction.

(j)                                    Seventh Amendment Term Loan Conditions.  The conditions set forth in Section 2.1(b) of the Credit Agreement shall have been satisfied; provided that the Agent and the Lenders hereby agree to waive (i) the requirement set forth in Section 2.1(b)(vii) and (ii) the financial covenant compliance requirement set forth in Section 2.1(b)(xi)(z).

(k)                                 Solvency Certificate.  Agent shall have received a solvency certificate of the Chief Financial Officer of the Parent Borrower, in form and substance satisfactory to it, certifying as to the solvency of the Loan Parties.

(l)                                     Notice of Borrowing.  The Agent shall have received from the Borrowers a duly executed Notice of Borrowing.

(m)                             Legal Opinion.  The Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Amendment Effective Date and addressed to the Agent and the Lenders which shall be in form and substance satisfactory to the Agent.

(n)                                 Fees and Expenses.

(i)                                     The Agent shall have received from the Parent Borrower for the account of each Lender that provides a Seventh Amendment Term Loan Commitment (each such Lender, a “Seventh Amendment Term Loan Lender”, and collectively, the “Seventh Amendment Term Loan Lenders”), a commitment fee as set forth in the fee letter dated as of even date herewith by and between the Parent Borrower, on behalf of the Borrowers, and the Agent, on behalf of the Seventh Amendment Term Loan Lenders.

(ii)                                  The Agent shall have received from the Parent Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Parent Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(o)                                 Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

ARTICLE VII
MISCELLANEOUS

7.1                               Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

7.2                               Representations and Warranties of the Loan Parties.  Each of the Loan Parties represents and warrants as follows:

(a)                                 It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)                                 This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)                                  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)                                 After giving effect to this Amendment, the representations and warranties set forth in Article 4 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)                                  After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)                                   The Loan Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Documents and prior to all Liens other than Permitted Liens.

(g)                                  The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

7.3                               Reaffirmation of Obligations.  Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

7.4                               Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

7.5                               Expenses.  Each Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent’s legal counsel.

7.6                               Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

7.7                               Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

7.8                               Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

7.9                               No Actions, Claims, Etc.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

7.10                        GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

7.11                        Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.12                        General Release.  In consideration of the Agent’s and the Required Lenders’ willingness to enter into this Amendment, each Loan Party hereby releases and forever discharges the Agent, the Lenders and the Agent’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, members, partners, equityholders, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

7.13                        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 12 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	INVENTURE FOODS, INC.,
a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

INVENTURE — WA, INC. f/k/a RADER FARMS, INC.,
a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

INVENTURE — GA, INC. f/k/a FRESH FROZEN FOODS, INC.,
a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

INVENTURE — OR, INC. f/k/a WILLAMETTE VALLEY FRUIT COMPANY,
a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

POORE BROTHERS-BLUFFTON, LLC,
a Delaware limited liability company

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

BOULDER NATURAL FOODS, INC.,
an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

TEJAS PB DISTRIBUTING, INC.,
an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

LA COMETA PROPERTIES, INC.,
an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

BN FOODS, INC.,
a Colorado corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

AGENT AND LENDERS:	BSP AGENCY, LLC, a Delaware limited liability company, as Agent

	By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

PROVIDENCE DEBT FUND III LP,
as a Lender

	By:	Providence Debt Fund III GP L.P., its general partner

	By:	Providence Debt Fund III Ultimate GP Ltd., its general partner

	By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

PROVIDENCE DEBT FUND III MASTER (NON-US) LP, as a Lender

	By:	Providence Debt Fund III GP L.P., its general partner

	By:	Providence Debt Fund III Ultimate GP Ltd., its general partner

	By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

LANDMARK WALL SMA L.P., as a Lender

	By:	Landmark Wall SMA GP L.P., its general partner

	By:	Landmark Wall SMA GP, LLC, its general partner

	By:	Landmark Equity Advisors, L.L.C., its managing member

	By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

BENEFIT STREET PARTNERS SMA-C LP,
as a Lender

By:	Benefit Street Partners L.L.C., its investment advisor

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

BENEFIT STREET PARTNERS CAPITAL OPPORTUNITY FUND LP, as a Lender

By:	Benefit Street Partners Capital Opportunity Fund GP L.P., its general partner

By:	Benefit Street Partners Capital Opportunity Fund Ultimate GP LLC, its general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

PROVIDENCE DEBT FUND III SPV LP,
as a Lender

By:	Providence Debt Fund III GP L.P., its general partner

By:	Providence Debt Fund III Ultimate GP Ltd., its general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

PROVIDENCE DEBT FUND III (NON-US) SPV LP, as a Lender

By:	Providence Debt Fund III GP L.P., its general partner

By:	Providence Debt Fund III Ultimate GP Ltd., its general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

LANDMARK WALL SMA SPV L.P., as a Lender

By:	Landmark Wall SMA GP L.P., its general partner

By:	Landmark Wall SMA GP, LLC, its general partner

By:	Landmark Equity Advisors, L.L.C., its managing member

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

BENEFIT STREET PARTNERS SMA-C SPV LP,
as a Lender

By:	Benefit Street Partners L.L.C., its investment
advisor

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

BENEFIT STREET PARTNERS CAPITAL OPPORTUNITY FUND SPV LLC, as a Lender

By:	Benefit Street Partners Capital Opportunity Fund
L.P., its managing member

By:	Benefit Street Partners Capital Opportunity Fund GP L.P., its general partner

By:	Benefit Street Partners Capital Opportunity Fund Ultimate GP LLC, its
general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

Schedule C-1

Commitments

Lender	Closing Date Term Loan Commitment	Fourth Amendment Term Loan Commitment	Seventh Amendment Term Loan Commitment
Providence Debt Fund III SPV LP	$24,709,397.72	—	—
Providence Debt Fund III LP	—	$1,704,166.06	$2,159,000.00
Providence Debt Fund III (Non-US) SPV LP	$13,158,915.03	—	—
Providence Debt Fund III Master (Non-US) LP	—	$907,205.05	$1,150,000.00
Landmark Wall SM SPV LP	$13,026,057.15	—	—
Landmark Wall SMA L.P.	—	$898,366.58	$1,138,000.00
Benefit Street Partners SMA-C SPV LP	$3,174,572.11	—	—
Benefit Street Partners SMA-C LP	—	$218,830.86	$277,000.00
Benefit Street Partners Capital Opportunity Fund SPV LLC	$3,155,491.04	—	—
Benefit Street Partners Capital Opportunity Fund LP	—	$217,173.65	$276,000.00
TOTAL:	$57,224,433.05	$3,945,742.20	$5,000,000.00

Schedule 5.1

Financial Statements, Reports, Certificates

Deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Agent:

if an Event of Default has occurred and is continuing and in any event, commencing with the fiscal month ending January 31, 2018, as soon as available, but in any event within 15 days after the end of each month during each of Borrower’s fiscal years, an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, together with a corresponding discussion and analysis of results from management,

(a)                                 a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA (which Compliance Certificate for the fiscal month ending January 31, 2018 shall include calculations to arrive at EBITDA for the twelve month periods ending December 31, 2017 and January 31, 2018),

(b)                                 to the extent applicable, a calculation of the Fixed Charge Coverage Ratio and the Total Leverage Ratio that is required to be delivered under the Agreement, and

(c)                                  any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 45 days after the end of each quarter during each of Parent Borrower’s fiscal years,

an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, prepared in accordance with GAAP as well as on an internally-determined “mark-to-market” basis, together with a corresponding discussion and analysis of results from management,

(a)                                 a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(b)                                 a calculation of the Fixed Charge Coverage Ratio and Total Leverage Ratio that is required to be delivered under the Agreement,

(c)                                  a certification of compliance with all applicable United States Department of Agriculture and the Food and Drug Administration rules and policies and rules and policies of any other Governmental Authority relating to Food Security Laws, including, if requested by Agent, a third-party expert certification audit or Food and Drug Administration inspection of the Loan Parties quality system, and

(d)                                 any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 90 days after the end of each of Parent Borrower’s fiscal years,

(a)                                 consolidated and consolidating financial statements of Parent Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with Article 7 of the Agreement (other than any qualification or exception attributable solely to the occurrence of the stated maturity of any Revolving Loans within 12 months after the date of such opinion)), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity, and, if prepared, such accountants’ letter to management), as well as on an internally-determined “mark-to-market” basis,

(b)                                 a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(c)                                  a calculation of the Fixed Charge Coverage Ratio and Total Leverage Ratio that is required to be delivered under the Agreement, and

(d)                                 any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 15 days after the start of each of Parent Borrower’s fiscal years,

(e)                                  copies of Parent Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, exercising reasonable (from the perspective of a secured term-based lender) business judgment, for the forthcoming 3 years, certified by the chief financial officer of Parent Borrower as being such officer’s good faith estimate of the financial performance of Parent Borrower during the period covered thereby.

if and when filed by Parent Borrower,

(f)                                   Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports (if any when requested by Agent),

(g)                                  any other filings made by Parent Borrower with the SEC, and

(h)                                 any other information that is provided by Parent Borrower to its shareholders generally.

promptly, but in any event within 5 days after any Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default,	(i) notice of such event or condition and a statement of the curative action that the Borrowers propose to take with respect thereto.

promptly after the	(j) notice of all actions, suits, or proceedings brought by or against Parent

commencement thereof, but in any event within 5 days after the service of process with respect thereto on Parent Borrower or any of its Subsidiaries,	Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Effect.

upon the request of Agent,	(a) any other information reasonably requested relating to the financial condition of Parent Borrower or its Subsidiaries.